UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2020

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	88-0318078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4830 North Loop 1604W, Suite 111

San Antonio, Texas 78249

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 547-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	“CCO”	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

Clear Channel Outdoor Holdings, Inc. (the “Company”) is party to a credit agreement (the “Senior Secured Credit Agreement”) which governs the Company’s $175.0 million cash flow revolving credit facility (the “Revolving Credit Facility”). On March 24, 2020, the Company made a cautionary draw of $150.0 million under the Revolving Credit Facility to preserve financial flexibility. As a result, as of March 24, 2020, the Company had $150.0 million of borrowings, $20.2 million of letters of credit and $4.8 million of excess availability under the Revolving Credit Facility.

On March 25, 2020, the Company issued a press release to announce the draw under the Revolving Credit Facility and provide a financial update. A copy of the press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 25, 2020.

EX-104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: March 25, 2020	By:	/s/ Brian D. Coleman
Brian D. Coleman
Chief Financial Officer and Treasurer